                                                                      EXHIBIT 21



                           SUBSIDIARIES OF THE COMPANY

                                                                                   Jurisdiction                % of
                                                                                        of                    Voting
                                                                                  Incorporation                Stock
                                                                                        or                     Owned
                             Name of Subsidiary                                    Organization              by Company
                             ------------------                                    ------------              ----------
Bowater Mersey Paper Company Limited ......................................        Nova Scotia                  49%
Cable One, Inc. ...........................................................        Delaware                    100%
Capitol Fiber, Inc. .......................................................        Maryland                     80%
The Daily Herald Company ..................................................        Washington                  100%
Digital Ink Co. ...........................................................        Delaware                    100%
         The Photo Store LLC ..............................................        Maryland                     50%
The Gazette Newspapers, Inc. ..............................................        Maryland                    100%
Greater Washington Publishing, Inc. .......................................        Delaware                    100%
I.H.T. Corporation ........................................................        Delaware                     50%
         International Herald Tribune S.A.S. ..............................        France                     33-1/3%
International Herald Tribune S.A.S. .......................................        France                     33-1/3%
Legi-Slate, Inc. ..........................................................        Delaware                    100%
         State Capital Strategies, Inc. ...................................        Delaware                    100%
Los Angeles Times-Washington Post News
     Service, Inc. ........................................................        D.C.                         50%
Newsprint, Inc. ...........................................................        Virginia                    100%
Newsweek, Inc. ............................................................        New York                    100%
         Newsweek Productions, Inc. .......................................        Delaware                    100%
         Newsweek Services, Inc. ..........................................        Delaware                    100%
         Newsweek Services (Canada), Inc. .................................        Delaware                    100%
Post-Newsweek Business Information, Inc. ..................................        Virginia                    100%
Post-Newsweek Cable of North Dakota, Inc. .................................        Delaware                    100%
Post-Newsweek Stations, Inc................................................        Delaware                    100%
         Post-Newsweek Stations, Florida, Inc. ............................        Florida                     100%
         Post-Newsweek Stations, Houston, Inc. ............................        Delaware                    100%
         Post-Newsweek Stations, Michigan, Inc. ...........................        Delaware                    100%
         Post-Newsweek Stations, Orlando, Inc. ............................        Delaware                    100%
         Post-Newsweek Stations, San Antonio, Inc. ........................        Delaware                    100%

                           SUBSIDIARIES OF THE COMPANY
                                   (Continued)

                                                                                   Jurisdiction                % of
                                                                                        of                    Voting
                                                                                  Incorporation                Stock
                                                                                        or                     Owned
                             Name of Subsidiary                                    Organization              by Company
                             ------------------                                    ------------              ----------
Robinson Terminal Warehouse Corporation ...................................        Delaware                    100%
Kaplan Educational Centers, Inc. ..........................................        Delaware                    100%
         LCP International Institute, Inc. ................................        California                  100%
         The Lendman Group, Inc............................................        Virginia                    100%
                  HireSystems, Inc. .......................................        Virginia                    100%
         Score Learning Corporation .......................................        California                  100%
         Stanley H. Kaplan Educational Center of
              Canada Ltd. .................................................        Ontario                     100%
         Stanley H. Kaplan Educational Center of
              Puerto Rico, Inc. ...........................................        Puerto Rico                 100%
         Recruiting Services, Inc. ........................................        Ohio                        100%
WPC Telecommunications, Inc. ..............................................        Delaware                    100%
         Moffet, Larson & Johnson, Inc. ...................................        Delaware                     80%


 .........

         As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as that term is defined in Rule 1-02(v) of Regulation S-X.


                                       2